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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                        February 27, 2006 (March 3, 2006)

                            CAPITAL GOLD CORPORATION
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             (Exact name of registrant as specified in its charter)

         Delaware                      0-13078                   13-3180530
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(state or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)               File Number)         (Identification No.)

             76 Beaver Street, New York, NY                         10005
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         (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (212) 344-2785
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See Item 5.02 below.

SECTION 3 - SECURITIES AND TRADING MARKETS
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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On February 27, 2006, we issued 8,000,000 shares of our Common Stock and warrants to purchase an aggregate of up to 2,000,000 shares of our Common Stock in a private placement to 2 investors. The aggregate offering price was $2,000,000. Broadband Capital Management LLC acted as Placement Agent. We paid a 4.5% cash fee to the placement agent.

The Warrant issued to each purchaser is exercisable for one share of our Common Stock, at an exercise price equal to $0.30 per share. Each Warrant has a term of eighteen months and is fully exercisable from the date of issuance.

We have agreed to file with the Securities and Exchange Commission a registration statement covering resales of the foregoing shares and shares issuable upon the exercise of the foregoing Warrants.

The foregoing securities were issued pursuant to exemptions from registration provided by Regulation S and/or Rule 506 of the Securities Act of 1933.

For more information about the warrants issued to the investors, please see the form of warrant filed as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on February 16, 2006.

In addition, in February 2006, we issued an aggregate of 8,600,000 shares of our Common Stock upon exercise of outstanding warrants for gross proceeds of $2,580,000 pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

On March 1, 2006, we entered into a consulting agreement with Christopher Chipman pursuant to which we have retained Mr. Chipman as our Chief Financial Officer.

Since November 2000, Mr. Chipman has been a managing member of Chipman & Chipman, LLC, a consulting firm that assists public companies with the preparation of periodic reports required to be filed with the Securities and Exchange Commission and compliance with Section 404 of the Sarbanes Oxley Act of 2002. The firm also provides outsourced financial resources to clients assisting in financial reporting, forecasting and accounting services. Mr. Chipman is a CPA and, from 1996 to 1998, he was a senior accountant with the accounting firm of Grant Thornton LLP. Mr. Chipman was the Controller of Frontline Solutions, Inc., a Software company (March 2000 to November 2,000); a Senior Financial Analyst for GlaxoSmithKline (1998-2000); and an Audit Examiner for Wachovia Corporation (1994-1996). He received a B.A. in Economics from Ursinus College in 1994. He is a member of the American and Pennsylvania Institute of Certified Public Accountants.


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Pursuant to the Agreement with Mr. Chipman, Mr. Chipman will devote approximately 50% of his time to our business. He will receive a monthly fee of $7,500 and a two year option to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $.34 per share. The options will vest at the rate of 10,000 shares per month during the initial period of his engagement. Notwithstanding the foregoing, the options are not exercisable unless and until the issuance of the options is approved by our stockholders. The agreement runs for an initial one year period, and is renewable thereafter for an additional year. We can terminate the agreement at any time; however, if we terminate the agreement other than for cause (as defined in the agreement), we are required to pay Mr. Chipman the fees otherwise due and payable to him through the last day of the then current term of the Agreement or six months from such termination, which ever is shorter. Mr. Chipman can terminate the Agreement on 30 days notice.

Gifford Dieterle resigned as our Chief Financial Officer effective March 1, 2006. Mr. Dieterle remains our President, Treasurer and Chairman of our Board of Directors.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CAPITAL GOLD CORPORATION


March 3, 2006                           By: /s/ Jeffrey W. Pritchard
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                                            Jeffrey W. Pritchard, Vice President